Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS A 9% INCREASE IN THIRD

QUARTER DOMESTIC REVPAR AND ROYALTIES

Company Raises Full-Year Outlook

Third Quarter Franchising EBITDA Increases 8%

ROCKVILLE, MD. (October 24, 2014) – Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the third quarter of 20141:

•	Franchising revenues for the three months ended September 30, 2014 totaled $99.4 million, an increase of 8 percent from the same period of 2013.

•	Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended September 30, 2014 totaled $74 million, an increase of 8 percent from the same period of 2013.

•	Franchising margins for the three months ended September 30, 2014 were 72.3 percent, an increase of 40 basis points from the same period of 2013.

•	Diluted earnings per share (“EPS”) from continuing operations for the three months ended September 30, 2014 totaled $0.67 compared to $0.65 for the same period of 2013.

•	Domestic royalty fees for the three months ended September 30, 2014 totaled $79.5 million, an increase of 9 percent from the same period of 2013.

•	Domestic unit and room growth increased 1.6 percent and 0.9 percent from September 30, 2013, respectively.

•	Domestic system-wide revenue per available room (“RevPAR”) increased 8.8 percent in the third quarter of 2014 as occupancy and average daily rates increased 320 basis points and 3.4 percent, respectively from the same period of 2013.

•	New construction domestic hotel executed franchise agreements totaled 31 for the three months ended September 30, 2014, an increase of 55 percent from the same period of the prior year.

•	The company executed 85 relicensing and renewal hotel franchise agreements for the three months ended September 30, 2014, an increase of 18 percent compared to the same period of 2013.

•	The company’s domestic pipeline of hotels under construction, awaiting conversion or approved for development increased 14 percent from September 30, 2013.

•	The company purchased 0.4 million shares of common stock under its share repurchase program during the three months ended September 30, 2014 at a total cost of approximately $18.4 million.

“Our efforts and initiatives to improve business delivery, hotel revenue yield and our innovative brand programs are leading to strong results for our franchisees, while simultaneously improving our value proposition which drives franchise development results,” said Stephen P. Joyce, president and chief executive officer. “Our strong brands and innovative marketing and reservation programs, supported by a favorable lodging environment, resulted in average daily rate and occupancy gains driving domestic RevPAR growth of approximately 9% over the same period of the prior year. We are optimistic that strong RevPAR performance should continue in the fourth quarter and into 2015, supporting future growth.”

Discontinued Operations

In the first quarter of 2014, the company entered into a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the disposal of these hotels met the definition of a discontinued operation since the operations and cash flows of these components will be eliminated from the on-going operations of the company and the company will not have significant continuing involvement in the operations of the hotels after the disposal transaction.

At September 30, 2014, the company had disposed of all three of the owned MainStay Suites hotels and the new owners of each of those hotels had executed new franchise agreements with the company.

The company’s consolidated statement of income for the three and nine months ended September 30, 2014 reflect these three company-owned hotels as discontinued operations. In addition, the company’s statement of income for the three and nine months ended September 30, 2013 has been recast to account for these operations as discontinued. Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook

The company’s consolidated 2014 outlook reflects continued growth of the company’s core hotel franchising business, continued investment in the SkyTouch division and the sale of the three company-owned Mainstay Suites hotels described below as well as the following assumptions:

•	All figures assume no additional repurchases of common stock under the company’s share repurchase program; and

•	The effective tax rate for continuing operations is expected to be 30.7% and 30.3% for the fourth quarter and full- year 2014, respectively.

Franchising

•	EBITDA from franchising activities for full-year 2014 are expected to range between $234 million and $237 million;

•	Net domestic unit growth for 2014 is expected to range between 1% and 2%;

•	RevPAR is expected to increase approximately 9% for the fourth quarter and range between 8% and 8.5% for full-year 2014;

•	The effective royalty rate is expected to decline 5 basis points for full-year 2014 as compared to full-year 2013.

SkyTouch

•	Reductions in EBITDA relating to our investment in the SkyTouch division for full-year 2014 are expected to be approximately $18 million;

•	Execution of third-party contracts results in annualized revenue ranging between $4 million and $6 million with realized revenues for the year ended December 31, 2014 totaling approximately $1 million; and

•	SG&A expenses are forecasted to be approximately $19 million related to investment in business development, sales and marketing and non-capitalizable product development expenditures related to the division’s cloud-based hotel operating system’s technology related products and services.

Discontinued Operations

•	Company EBITDA projections exclude the three company-owned Mainstay Suites hotels which generated EBITDA of approximately $1.1 million in 2013; and

•	Diluted EPS projections for the full-year 2014 include a gain on sale of the three company-owned Mainstay Suites hotels totaling $0.03 per share.

Consolidated Outlook

The company’s fourth quarter 2014 diluted EPS is expected to be $0.34. The company expects full-year 2014 diluted EPS to range between $1.99 and $2.02. EBITDA for full-year 2014 are expected to range between $216 million and $219 million.

Items Impacting Comparability

We reported on August 5, 2014, that the company changed its accounting for royalty and certain marketing and reservation system fees to restate these fees in order to comply with generally accepted accounting principles in the United States (“GAAP”) by reporting these fees in the same period that the underlying gross room revenues are earned by our franchisees rather than one month in arrears (our historical practice).

The financial results and supplemental operating information as of and for the periods ended September 30, 2014 have been prepared in accordance with the new accounting practice.

As a result of this change, the income statement and cash flow statement included herein for the periods ended September 30, 2013 have been preliminarily restated based on currently available information to reflect our new accounting practice for these fees. The company plans to file the restated quarterly financial statements through amended Form 10-Q filings to be filed prior to the filing of our Form 10-Q for the periods ended September 30, 2014. Until the restatement is complete, additional information may become available which could cause the company’s current estimates to change.

Due to the seasonality of the company’s business, the impact of the new revenue recognition practice will generally be positive for the first two quarters of the year and negative in the final two quarters of the year. However, this change is expected to result in minor, non-material positive revisions to total revenues, operating income and earnings per share for the full years ended December 31, 2013, 2012 and 2011. The company plans to file the revised annual financial statements through an amended Form10-K to be filed prior to our Form 10-Q for the periods ended September 30, 2014. The December 31, 2013 balance sheet included in Exhibit 2 has been preliminarily revised to reflect this change.

More information about this accounting change and restatement can be found in the company’s Form 8-K filed on August 5, 2014.

Conference Call

Choice will conduct a conference call on Friday, October 24, 2014 at 10:00 a.m. EDT to discuss the company’s third quarter 2014 results. The dial-in number to listen to the call is 1-877-474-9506, and the access code is 86921299. International callers should dial 1-857-244-7559 and enter the access code 86921299. The conference call also will be Webcast simultaneously via the company’s Web site, www.choicehotels.com. Interested investors and other parties wishing to access the call via the Webcast should go to the Web site and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.

The call will be recorded and available for replay beginning at 2:00 p.m. EDT on Friday, October 24, 2014 through Friday, October 31, 2014 by calling 1-888-286-8010 and entering access code 90750875. The international dial-in number for the replay is 1-617-801-6888, access code 90750875. In addition, the call will be archived for approximately one-year and available on www.choicehotels.com via the Investor Info link.

About Choice Hotels

Choice Hotels International, Inc. franchises more than 6,300 hotels, representing more than 500,000 rooms, in the United States and more than 35 other countries and territories. As of September 30, 2014, 422 hotels, representing more than 32,000 rooms, were under construction, awaiting conversion or approved for development in the United States. Additionally, 94 hotels, representing approximately 8,600 rooms, were under construction, awaiting conversion or approved for development in more than 15 other countries and territories. The company’s Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge and Rodeway Inn brands, as well as its Ascend Hotel Collection membership program, serve guests worldwide.

SkyTouch Technology is a division of Choice Hotels International, Inc. that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Additional corporate information can be found on the Choice Hotels International, Inc. web site, which may be accessed at www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management’s current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management. Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for reservations systems and other operating systems; fluctuations in the supply and demand for hotels rooms; and our ability to manage effectively our indebtedness. These and other risk factors are discussed in detail in the company’s filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release

EBITDA, franchising revenues, franchising SG&A, franchising EBITDA and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Operating Income, EBITDA, SG&A and Margins: The company reports franchising revenues, operating income, EBITDA, SG&A and margins which exclude marketing and reservation revenues and SkyTouch Technology operations. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology are excluded since they do not reflect the company’s core franchising business but are an adjacent, complimentary line of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts

David White, Senior Vice President, Chief Financial Officer & Treasurer

(301) 592-5117

Scott Carman, Director, Public Relations

(301) 592-6361

Choice Hotels, Choice Hotels International, Comfort Inn, Comfort Suites, Quality, Sleep Inn, Clarion, Cambria Suites, MainStay Suites, Suburban Extended Stay Hotel, Econo Lodge, Rodeway Inn, Ascend Hotel Collection and SkyTouch Technology are proprietary trademarks and service marks of Choice Hotels International.

© 2014 Choice Hotels International, Inc. All rights reserved.

[1]	See the discussion under “Items Impacting Comparability” for information about how the recently announced accounting change and restatement of certain 2013 interim periods impacts the comparative discussion of our results of operations contained herein.

Exhibit 1

Choice Hotels International, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
		Restated	Variance			Restated	Variance
	2014	2013	$	%	2014	2013	$	%
(In thousands, except per share amounts)
REVENUES:
Royalty fees	$86,091	$79,460	$6,631	8%	$222,301	$208,206	$14,095	7%
Initial franchise and relicensing fees	4,299	4,650	(351)	(8%)	12,761	12,843	(82)	(1%)
Procurement services	5,495	4,708	787	17%	18,293	16,204	2,089	13%
Marketing and reservation	115,653	124,809	(9,156)	(7%)	309,025	311,204	(2,179)	(1%)
Other	3,630	3,091	539	17%	10,188	7,362	2,826	38%

Total revenues	215,168	216,718	(1,550)	(1%)	572,568	555,819	16,749	3%
OPERATING EXPENSES:
Selling, general and administrative	30,236	26,409	3,827	14%	88,329	82,808	5,521	7%
Depreciation and amortization	2,293	2,272	21	1%	6,903	6,701	202	3%
Marketing and reservation	115,653	124,809	(9,156)	(7%)	309,025	311,204	(2,179)	(1%)

Total operating expenses	148,182	153,490	(5,308)	(3%)	404,257	400,713	3,544	1%
Operating income	66,986	63,228	3,758	6%	168,311	155,106	13,205	9%
OTHER INCOME AND EXPENSES, NET:
Interest expense	10,495	10,757	(262)	(2%)	31,376	32,334	(958)	(3%)
Interest income	(355)	(676)	321	(47%)	(1,205)	(1,979)	774	(39%)
Other (gains) and losses	375	(703)	1,078	(153%)	(158)	(1,266)	1,108	(88%)
Equity in net (income) loss of affiliates	513	(421)	934	(222%)	578	(340)	918	(270%)

Total other income and expenses, net	11,028	8,957	2,071	23%	30,591	28,749	1,842	6%

Income from continuing operations before income taxes	55,958	54,271	1,687	3%	137,720	126,357	11,363	9%
Income taxes	16,542	15,698	844	5%	41,556	36,384	5,172	14%

Income from continuing operations, net of income taxes	39,416	38,573	843	2%	96,164	89,973	6,191	7%
Income (loss) from discontinued operations, net of income taxes	(51)	143	(194)	(136%)	1,711	293	1,418	484%

Net income	$39,365	$38,716	$649	2%	$97,875	$90,266	$7,609	8%

Basic earnings per share
Continuing operations	$0.67	$0.66	$0.01	2%	$1.65	$1.54	$0.11	7%
Discontinued operations	—	—	—	NM	0.03	—	0.03	NM

	$0.67	$0.66	$0.01	2%	$1.68	$1.54	$0.14	9%

Diluted earnings per share
Continuing operations	$0.67	$0.65	$0.02	3%	$1.63	$1.53	$0.10	7%
Discontinued operations	—	0.01	(0.01)	(100%)	0.03	—	0.03	NM

	$0.67	$0.66	$0.01	2%	$1.66	$1.53	$0.13	8%

Exhibit 2

Choice Hotels International, Inc.

Consolidated Balance Sheets

(In thousands, except per share amounts)	September 30,	December 31,
	2014	2013
	(Unaudited)	(Revised)
ASSETS
Cash and cash equivalents	$244,392	$167,795
Accounts receivable, net	109,748	82,385
Other current assets	51,286	56,794

Total current assets	405,426	306,974
Fixed assets and intangibles, net	131,710	143,618
Notes receivable, net of allowances	35,045	31,872
Advances, marketing and reservation activities	—	5,844
Investments, employee benefit plans, at fair value	16,845	15,950
Other assets	75,161	52,164

Total assets	$664,187	$556,422

LIABILITIES AND SHAREHOLDERS’ DEFICIT
Accounts payable and accrued expenses	$110,891	$98,288
Deferred revenue	65,839	61,188
Current portion of long-term debt	11,967	10,088
Other current liabilities	10,760	4,774

Total current liabilities	199,457	174,338
Long-term debt	774,756	783,471
Deferred compensation & retirement plan obligations	23,118	22,527
Other liabilities	63,871	28,957

Total liabilities	1,061,202	1,009,293

Common stock, $0.01 par value	582	586
Additional paid-in-capital	123,251	117,768
Accumulated other comprehensive loss	(5,928)	(6,217)
Treasury stock, at cost	(933,180)	(918,031)
Retained earnings	418,260	353,023

Total shareholders’ deficit	(397,015)	(452,871)

Total liabilities and shareholders’ deficit	$664,187	$556,422

Exhibit 3

Choice Hotels International, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)	Nine Months Ended September 30,
	2014	2013
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$97,875	$90,266
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,903	7,094
Gain on sale of assets	(2,809)	—
Provision for bad debts, net	1,676	2,264
Non-cash stock compensation and other charges	8,093	8,635
Non-cash interest and other (income) loss	1,836	1,057
Deferred income taxes	(19,216)	(351)
Dividends received from equity method investments	1,101	1,109
Equity in net (income) loss of affiliates	578	(340)
Changes in assets and liabilities:
Receivables	(30,497)	(26,635)
Advances to/from marketing and reservation activities, net	60,187	29,712
Forgivable notes receivable, net	(8,776)	(5,722)
Accounts payable	21,845	1,280
Accrued expenses	(11,082)	(22,757)
Income taxes payable/receivable	7,981	24,107
Deferred revenue	4,751	(9,686)
Other assets	(1,125)	(2,395)
Other liabilities	(943)	8,851

NET CASH PROVIDED BY OPERATING ACTIVITIES	138,378	106,489

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in property and equipment	(11,886)	(27,922)
Proceeds from sales of assets	15,612	—
Equity method investments	(14,362)	(3,761)
Purchases of investments, employee benefit plans	(1,520)	(1,845)
Proceeds from sales of investments, employee benefit plans	966	4,052
Issuance of mezzanine and other notes receivable	(3,340)	—
Collections of mezzanine and other notes receivable	9,832	224
Other items, net	(592)	(578)

NET CASH USED IN INVESTING ACTIVITIES	(5,290)	(29,830)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments pursuant to revolving credit facility	—	(27,500)
Principal payments on long-term debt	(7,110)	(6,158)
Proceeds from the issuance of long-term debt	226	3,360
Purchase of treasury stock	(23,757)	(3,684)
Dividends paid	(32,767)	(22,026)
Excess tax benefits from stock-based compensation	2,297	1,216
Proceeds from exercise of stock options	4,984	6,677

NET CASH USED IN FINANCING ACTIVITIES	(56,127)	(48,115)

Net change in cash and cash equivalents	76,961	28,544
Effect of foreign exchange rate changes on cash and cash equivalents	(364)	(1,583)
Cash and cash equivalents at beginning of period	167,795	134,177

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$244,392	$161,138

Exhibit 4

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL OPERATING INFORMATION

DOMESTIC HOTEL SYSTEM

(UNAUDITED)

	For the Nine Months Ended September 30, 2014			For the Nine Months Ended September 30, 2013			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR
Comfort Inn	$86.92	64.9%	$56.43	$84.14	61.9%	$52.08	3.3%	300 bps	8.4%
Comfort Suites	91.06	67.8%	61.78	87.91	64.6%	56.81	3.6%	320 bps	8.7%
Sleep	77.75	63.7%	49.52	75.04	60.3%	45.24	3.6%	340 bps	9.5%
Quality	72.87	57.7%	42.05	71.21	54.8%	39.04	2.3%	290 bps	7.7%
Clarion	78.05	55.9%	43.59	76.21	52.6%	40.12	2.4%	330 bps	8.6%
Econo Lodge	58.64	52.9%	31.01	57.32	50.4%	28.89	2.3%	250 bps	7.3%
Rodeway	57.46	56.5%	32.48	55.28	53.3%	29.45	3.9%	320 bps	10.3%
MainStay	75.52	72.9%	55.03	73.25	69.4%	50.87	3.1%	350 bps	8.2%
Suburban	45.29	73.3%	33.19	42.91	71.5%	30.70	5.5%	180 bps	8.1%
Ascend Hotel Collection	120.64	59.8%	72.10	122.67	65.6%	80.52	(1.7%)	(580) bps	(10.5%)

Total	$77.80	60.9%	$47.36	$75.67	58.1%	$43.98	2.8%	280 bps	7.7%

	For the Three Months Ended September 30, 2014			For the Three Months Ended September 30, 2013			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR
Comfort Inn	$92.33	72.0%	$66.44	$88.73	68.4%	$60.73	4.1%	360 bps	9.4%
Comfort Suites	94.13	72.1%	67.86	90.22	68.1%	61.48	4.3%	400 bps	10.4%
Sleep	80.95	68.4%	55.35	77.72	63.9%	49.66	4.2%	450 bps	11.5%
Quality	77.05	63.3%	48.78	75.14	59.9%	45.02	2.5%	340 bps	8.4%
Clarion	83.40	61.8%	51.49	80.42	57.6%	46.35	3.7%	420 bps	11.1%
Econo Lodge	63.31	59.0%	37.33	61.18	56.0%	34.27	3.5%	300 bps	8.9%
Rodeway	62.71	62.8%	39.35	60.41	58.7%	35.48	3.8%	410 bps	10.9%
MainStay	78.58	77.3%	60.70	75.99	73.0%	55.51	3.4%	430 bps	9.3%
Suburban	46.78	74.6%	34.88	43.45	72.1%	31.32	7.7%	250 bps	11.4%
Ascend Hotel Collection	127.43	61.0%	77.68	124.86	69.7%	87.07	2.1%	(870) bps	(10.8%)

Total	$82.12	66.5%	$54.64	$79.39	63.3%	$50.22	3.4%	320 bps	8.8%

	For the Quarter Ended		For the Nine Months Ended
	9/30/2014	9/30/2013	9/30/2014	9/30/2013
System-wide effective royalty rate	4.24%	4.28%	4.28%	4.33%

Exhibit 5

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA

(UNAUDITED)

	September 30, 2014		September 30, 2013		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%
Comfort Inn	1,266	98,119	1,312	102,586	(46)	(4,467)	(3.5%)	(4.4%)
Comfort Suites	593	45,873	590	45,519	3	354	0.5%	0.8%
Sleep	374	27,065	378	27,351	(4)	(286)	(1.1%)	(1.0%)
Quality	1,262	103,358	1,193	98,788	69	4,570	5.8%	4.6%
Clarion	183	26,182	188	26,885	(5)	(703)	(2.7%)	(2.6%)
Econo Lodge	846	52,304	821	50,230	25	2,074	3.0%	4.1%
Rodeway	460	25,235	434	24,660	26	575	6.0%	2.3%
MainStay	42	3,304	43	3,331	(1)	(27)	(2.3%)	(0.8%)
Suburban	64	7,164	63	7,213	1	(49)	1.6%	(0.7%)
Ascend Hotel Collection	107	9,271	94	8,006	13	1,265	13.8%	15.8%
Cambria Suites	21	2,534	18	2,094	3	440	16.7%	21.0%

Domestic Franchises	5,218	400,409	5,134	396,663	84	3,746	1.6%	0.9%
International Franchises	1,168	106,905	1,169	106,000	(1)	905	(0.1%)	0.9%

Total Franchises	6,386	507,314	6,303	502,663	83	4,651	1.3%	0.9%

Exhibit 6

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL INFORMATION BY BRAND

DEVELOPMENT RESULTS — DOMESTIC NEW HOTEL CONTRACTS

(UNAUDITED)

	For the Nine Months Ended September 30, 2014			For the Nine Months Ended September 30, 2013			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	16	11	27	12	35	47	33%	(69%)	(43%)
Comfort Suites	11	—	11	7	6	13	57%	(100%)	(15%)
Sleep	21	1	22	9	1	10	133%	0%	120%
Quality	3	82	85	1	76	77	200%	8%	10%
Clarion	1	15	16	1	12	13	0%	25%	23%
Econo Lodge	1	46	47	—	61	61	NM	(25%)	(23%)
Rodeway	3	48	51	1	39	40	200%	23%	28%
MainStay	10	1	11	5	—	5	100%	NM	120%
Suburban	2	3	5	1	1	2	100%	200%	150%
Ascend Hotel Collection	6	11	17	5	40	45	20%	(73%)	(62%)
Cambria Suites	5	—	5	2	—	2	150%	NM	150%

Total Domestic System	79	218	297	44	271	315	80%	(20%)	(6%)

	For the Three Months Ended September 30, 2014			For the Three Months Ended September 30, 2013			% Change
	New			New			New
	Construction	Conversion	Total	Construction	Conversion	Total	Construction	Conversion	Total
Comfort Inn	6	3	9	7	17	24	(14%)	(82%)	(63%)
Comfort Suites	4	—	4	2	4	6	100%	(100%)	(33%)
Sleep	7	—	7	4	1	5	75%	(100%)	40%
Quality	—	34	34	—	32	32	NM	6%	6%
Clarion	1	4	5	1	5	6	0%	(20%)	(17%)
Econo Lodge	1	19	20	—	31	31	NM	(39%)	(35%)
Rodeway	2	17	19	1	15	16	100%	13%	19%
MainStay	5	—	5	1	—	1	400%	NM	400%
Suburban	1	—	1	1	—	1	0%	NM	0%
Ascend Hotel Collection	—	5	5	2	4	6	(100%)	25%	(17%)
Cambria Suites	4	—	4	1	—	1	300%	NM	300%

Total Domestic System	31	82	113	20	109	129	55%	(25%)	(12%)

Exhibit 7

CHOICE HOTELS INTERNATIONAL, INC.

DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT

(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	September 30, 2014			September 30, 2013
	Units			Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%
Comfort Inn	33	51	84	36	50	86	(3)	(8%)	1	2%	(2)	(2%)
Comfort Suites	—	47	47	4	47	51	(4)	(100%)	—	0%	(4)	(8%)
Sleep Inn	2	62	64	1	45	46	1	100%	17	38%	18	39%
Quality	34	6	40	33	3	36	1	3%	3	100%	4	11%
Clarion	9	3	12	7	2	9	2	29%	1	50%	3	33%
Econo Lodge	36	3	39	33	—	33	3	9%	3	NM	6	18%
Rodeway	31	4	35	24	1	25	7	29%	3	300%	10	40%
MainStay	2	39	41	—	26	26	2	NM	13	50%	15	58%
Suburban	6	11	17	3	12	15	3	100%	(1)	(8%)	2	13%
Ascend Hotel Collection	8	15	23	13	10	23	(5)	(38%)	5	50%	—	0%
Cambria Suites	—	20	20	—	21	21	—	NM	(1)	(5%)	(1)	(5%)

	161	261	422	154	217	371	7	5%	44	20%	51	14%

Exhibit 8

CHOICE HOTELS INTERNATIONAL, INC.

SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Franchising Revenues:
Total Revenues	$215,168	$216,718	$572,568	$555,819
Adjustments:
Marketing and reservation revenues	(115,653)	(124,809)	(309,025)	(311,204)
Other	(92)	(13)	(213)	(13)

Franchising Revenues	$99,423	$91,896	$263,330	$244,602

Franchising Margins:
Operating Margin:
Total Revenues	$215,168	$216,718	$572,568	$555,819
Operating Income	$66,986	$63,228	$168,311	$155,106

Operating Margin	31.1%	29.2%	29.4%	27.9%

Franchising Margin:
Franchising Revenues	$99,423	$91,896	$263,330	$244,602
Operating Income	$66,986	$63,228	$168,311	$155,106
SkyTouch Division operating loss	4,928	2,841	12,794	7,307

	$71,914	$66,069	$181,105	$162,413

Franchising Margins	72.3%	71.9%	68.8%	66.4%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Total Selling, General and Administrative Expenses	$30,236	$26,409	$88,329	$82,808
SkyTouch Division	(4,786)	(2,740)	(12,322)	(7,110)

Franchising Selling, General and Administration Expenses	$25,450	$23,669	$76,007	$75,698

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)
(dollar amounts in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Income from continuing operations, net of income taxes	$39,416	$38,573	$96,164	$89,973
Income taxes	16,542	15,698	41,556	36,384
Interest expense	10,495	10,757	31,376	32,334
Interest income	(355)	(676)	(1,205)	(1,979)
Other (gains) and losses	375	(703)	(158)	(1,266)
Equity in net (income) loss of affiliates	513	(421)	578	(340)
Depreciation and amortization	2,293	2,272	6,903	6,701

EBITDA	$69,279	$65,500	$175,214	$161,807

Franchising	$73,973	$68,227	$187,323	$168,904
SkyTouch	(4,694)	(2,727)	(12,109)	(7,097)

	$69,279	$65,500	$175,214	$161,807

Exhibit 9

CHOICE HOTELS INTERNATIONAL, INC.

DISCONTINUED OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2014	2013	2014	2013
REVENUES:
Hotel operations	$—	$1,310	$801	$3,600

Total revenues	—	1,310	801	3,600
OPERATING EXPENSES:
Hotel operations	52	956	884	2,742
Depreciation and amortization	—	127	—	393

Total operating expenses	52	1,083	884	3,135
Operating income (loss)	(52)	227	(83)	465
Gain (loss) on disposal of discontinued operations	(30)	—	2,803	—

Income (loss) from discontinued operations before income taxes	(82)	227	2,720	465
Income tax (benefit)	(31)	84	1,009	172

Income (loss) from discontinued operations	$(51)	$143	$1,711	$293